EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126482 on Form S-3 of our reports dated March 14, 2005, relating to the financial statements of Genesis Energy, L.P. and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K/A of Genesis Energy, L.P. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
August 16, 2005